UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/24/2011

Tessera Technologies, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50460

Delaware	16-1620029
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3025 Orchard Parkway
San Jose, California 95134
(Address of principal executive offices, including zip code)

(408) 321-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)        On February 24, 2011, Tessera Technologies, Inc. ("Tessera") entered into an amendment to the existing change in control severance agreements with its named executive officers, including Henry R. Nothhaft, Tessera's President and Chief Executive Officer, Michael Anthofer, Tessera's Executive Vice President and Chief Financial Officer, Bernard Cassidy, Tessera's Executive Vice President and General Counsel, and John Keating, Tessera's interim Executive Vice President, Imaging and Optics. The amendment extends the term of each of the change in control severance agreements through February 15, 2014. The existing agreements were scheduled to expire at various dates during 2011. The change in control severance agreements provide for certain severance benefits in the event that the executive's employment is terminated by Tessera without cause, or if the executive resigns for good reason, within 18 months following a change in control of Tessera. See Tessera's Definitive Proxy Statement filed with the Securities and Exchange Commission on April 1, 2010 for a more detailed description of the change in control severance agreements. The form of amendment to the change in control severance agreements will be filed as an exhibit to Tessera's next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tessera Technologies, Inc.

Date: February 25, 2011	By:	/s/ Michael Anthofer
Michael Anthofer
Executive Vice President and Chief Financial Officer